FARMER BROS. CO.
                        LIMITED POWER OF ATTORNEY
                      FOR FARMER BROS. CO. FILINGS
                UNDER THE SECURITIES EXCHANGE ACT OF 1934

	Know all by these presents, that the undersigned hereby constitutes and appoints Carol Lynn Farmer Waite the undersigned's true and lawful attorney-in-fact to:

	(1)	Execute for and on behalf of the undersigned: (a) in the
undersigned's capacity as an officer, director and/or beneficial owner (or trustee, beneficiary, settlor or executor thereof) of Farmer Bros. Co. (the "Company"), Forms 3, 4, and 5 and amendments thereto in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder; and (b) in the undersigned's capacity as a beneficial owner (or trustee, beneficiary, settlor or executor thereof) of the Company, Schedules 13D and 13G and amendments thereto in accordance with Regulation 13D of the Exchange Act, and the rules thereunder;

	(2)	Do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Schedule 13D or 13G, or amendment thereto, and timely file such form or schedule with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

	(3)	Take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

	The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Regulation 13D of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, and Schedule 13D and 13G, with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.
	This Power of Attorney may be executed in counterparts, which together constitute one and the same instrument.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of January, 2005.

/s/ Richard Francis Farmer
Richard Francis Farmer

/s/ Jeanne Ann Farmer Grossman
Jeanne Ann Farmer Grossman

/s/ Emily Marjorie Farmer
Emily Marjorie Farmer